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                                                                  EXHIBIT 23.2

     Consent of KPMG Peat Marwick, LLP, Independent Certified Public
Accountants






The Board of Directors
Dynatec International, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registrations statement.


                                                     /s/ KMPG Peat Marwick LLP
                                                         KPMG Peat Marwick LLP


Salt Lake City, Utah
June 23, 1998




                                     II-54